EXHIBIT 10.2


                          ARBY'S RESTAURANT GROUP, INC







                                 April 14, 2006





Mr. Douglas N. Benham
2905 Andrews Drive, NW
Atlanta, GA 30305

Dear Doug:

     As we discussed, you and we have agreed that during the period commencing on April 14, 2006 and ending on July 14, 2006 (the "Transition Period") you will serve as a consultant to Arby's Restaurant Group, Inc. ("ARG") in order to facilitate the transition of your duties and responsibilities as President and Chief Executive Officer of ARG to Roland Smith.

     During the Transition Period: (i) you shall no longer possess the title of President and Chief Executive Officer of ARG and you shall no longer be an officer or director of ARG or any of its subsidiaries); (ii) you shall make yourself available to Roland Smith for consultation on a regular basis; (iii) you shall not be required to be physically present at ARG's offices; and (iv) you shall be entitled to reasonable administrative support.

     Within three business days following execution of this letter agreement by both parties, or as soon as reasonably practicable thereafter, ARG shall make a payment to you in respect of your accrued vacation time.

     For purposes of your Employment Agreement with ARG dated as of July 25, 2005 (the "Employment Agreement"), you shall be deemed terminated "without cause" effective July 14, 2006. Except as supplemented hereby, the Employment Agreement shall continue in full force and effect during the Transition Period, including without limitation with respect to your salary and benefits.



                                   Sincerely,

                                   ARBY'S RESTAURANT GROUP, INC.



                                   By: /s/BRIAN L. SCHORR
                                       --------------------------
                                       Brian L. Schorr
                                       Executive Vice President



Agreed to and Accepted:



/s/DOUGLAS N. BENHAM
---------------------
Douglas N. Benham
Date:  April 14, 2006